Exhibit 10.40
GRAFTECH INTERNATIONAL LTD.
OMNIBUS EQUITY INCENTIVE PLAN

DEFERRED RESTRICTED STOCK UNITS AGREEMENT
THIS DEFERRED RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”), made as of this ___ day of _________ 20__ between GrafTech International Ltd. (“GrafTech”) and ___________________ (the “Participant”).
WHEREAS, GrafTech has adopted the GrafTech International Ltd. Omnibus Equity Incentive Plan (the “Plan”);
WHEREAS, Section 7 of the Plan provides for the grant to Participants of equity-based or equity-related awards, including restricted stock units; and
WHEREAS, pursuant to a timely applicable deferral election made by the Participant (the “Deferral Election”), the Participant has elected to receive this grant of service-based deferred restricted stock units (which constitute deferred share units under Section 7 of the Plan) in lieu of a grant of restricted stock units that otherwise would have been received by the Participant for the year referenced above under GrafTech’s non-employee director compensation program.
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
1.Grant of DRSUs. GrafTech hereby confirms to the Participant the grant, effective as of the Grant Date, pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, of __________ service-based deferred restricted stock units (the “DRSUs”). Each DRSU represents a conditional right to receive one share of Common Stock.
2.Grant Date. The grant date of the DRSUs is __________ ___, 20__ (“Grant Date”).
3.Vesting of DRSUs. Subject to the provisions of this Section 3 and Sections 5, 6 and 7 hereof, the DRSUs shall vest in full on the six-month anniversary of the Grant Date. Notwithstanding the provisions of Section 5 of this Agreement, and subject to the payment provisions of Section 6 of this Agreement, if the Participant should die or terminate service on the Board of Directors upon becoming permanently disabled while serving on the Board of Directors, then the DRSUs will immediately vest in full on the date of such death or termination of Service due to permanent disability. For purposes of this Agreement, “permanently disabled” means that the Participant is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.
4.Dividend Equivalent Units. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, GrafTech confirms to the Participant the right to receive in respect of each DRSU held by the Participant, on a dividend record date occurring after the Grant Date and prior to the date of settlement of the DRSUs pursuant to Section 6 of this Agreement, the equivalent value of any ordinary cash dividends that are paid on a share of Common Stock (a “Dividend Equivalent”), subject to the terms of this Section 4. The Dividend Equivalents will be deemed reinvested in the form of additional DRSUs under this Agreement (“Dividend Equivalent Units”) determined by dividing the value of the aggregate Dividend Equivalents on the DRSUs subject to this Agreement by the Fair Market Value of a share of Common Stock on the applicable dividend payment date (rounded down to the nearest whole DRSU). Dividend Equivalents will also accrue on the deemed reinvested Dividend Equivalent Units (and be deemed reinvested into additional Dividend Equivalent Units). Dividend Equivalent Units will in all cases be subject to the same terms and conditions, including but not limited to those related to vesting, transferability, forfeiture and settlement, that apply to the corresponding DRSUs under this Agreement and the Plan.
5.Change in Control. (a) In the event of a Change in Control (as defined in this Agreement), except to the extent that a Replacement Award is provided to the Participant in accordance with this Section 5 and/or Section 8 of the Plan to continue, replace or assume the DRSUs (the “Replaced Award”), any then-outstanding and unvested DRSUs will become nonforfeitable immediately prior to the Change in Control and will be payable to the Participant in accordance with Section 6 hereof (even in the event that the Participant’s service on the Board of Directors is terminated on the date of such Change in Control).
(b)    A “Replacement Award” means an award (i) of the same type (e.g., time-based deferred restricted stock (or similar) units) as the Replaced Award, (ii) that has a value at least equal to the value of the Replaced Award, (iii) that relates to publicly traded equity securities of GrafTech or its successor in the Change in Control (or another entity that is affiliated with GrafTech or its successor following the Change in Control), (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) the other terms and conditions of which are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section 5(b) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(c)    If, after receiving a Replacement Award, the Participant experiences an involuntary termination of service on the Board of Directors that occurs within a period of two years after the Change in Control and during the remaining vesting period for the Replacement Award, the Replacement Award shall become nonforfeitable and payable pursuant to this Agreement with respect to the time-based deferred restricted stock units covered by such Replacement Award upon such termination. If a Replacement Award is provided, notwithstanding anything in this Agreement to the contrary, any outstanding DRSUs that at the time of the Change in Control are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be nonforfeitable at the time of such Change in Control.
(d)    For purposes of this Agreement:
(i)    a “Change in Control” will be deemed to have occurred upon the occurrence (after the Grant Date) of any of the following events:
(A)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 35% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of members of the Board of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not be deemed to result in a Change in Control: (1) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (B) below); (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (C) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 35% as a result of a transaction described in clause (1) or (2) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 35% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership of 35% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns less than 35% of the Outstanding Company Voting Securities, then no Change in Control shall have occurred as a result of such Person’s acquisition;
(B)    individuals who, as of January 1, 2023, constitute the Board of Directors (as modified by the remainder of this subsection (B), the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a member of the Board of Directors subsequent to January 1, 2023 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board of Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee as a member of the Board of Directors, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;
(C)    the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (1) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (2) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of members of the board of directors of the entity resulting from such Business Combination and (3) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or
(D)    approval by the Company’s stockholders of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (1), (2) and (3) of subsection (C) above.
6.Delivery of Common Stock. Subject to Section 10 hereof, one share of Common Stock shall be delivered to the Participant in respect of each DRSU as follows, based on the deemed election of the Participant (only one may be checked): _____ as soon as practicable following the date of termination of the Participant’s service on the Board of Directors (but in any event no later than the last day of the calendar year in which such termination occurs); or _____ in substantially equal 20% installments on the first five annual anniversaries of the date of termination of the Participant’s service on the Board of Directors; provided, however, that, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, such shares (and cash, if any) will be delivered six months and one day after the Participant’s separation from service (or, as applicable, the Participant’s death, if earlier). The value of any partial DRSUs shall be paid to the Participant in cash.
7.Forfeiture; Termination of Service on the Board of Directors. Other than as set forth in Section 3 or Section 5 of this Agreement, any unvested DRSUs shall expire and be forfeited upon the termination of Participant’s service on the Board of Directors for any reason, without any consideration, and the Participant shall have no further rights thereto.
8.Transferability. No DRSUs may be sold, pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of the Participant to any party (other than GrafTech), or assigned or transferred by such Participant; immediately upon such purported sale, assignment, transfer, pledge, hypothecation or other disposal of any DRSUs, such DRSUs will be forfeited by the Participant and all of the Participant’s rights to such DRSUs shall immediately terminate without any payment or consideration from GrafTech.
9.Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern (unless otherwise stated therein). All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.
10.Taxes. The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or settlement of any DRSUs subject to this Agreement.
11.Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this

Agreement by GrafTech shall be implied by GrafTech’s forbearance or failure to take action. To the extent applicable, it is intended that this Agreement and the Plan comply with Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participant. This Agreement and the Plan shall be administered in a manner consistent with this intent.
12.Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
13.No Special Service Rights; No Right to Award. Nothing contained in the Plan or as a result of this DRSU award shall confer upon the Participant any right with respect to the continuation of his or her service on the Board of Directors. The rights or opportunity granted to the Participant on the granting of these DRSUs shall not give the Participant any rights or additional rights to compensation or damages in consequence of any of: (a) the Participant giving or receiving notice of termination of his or her service on the Board of Directors; (b) the loss or termination of his or her service on the Board of Directors for any reason whatsoever; or (c) whether or not such termination (and/or giving of notice) is ultimately held to be wrongful or unfair.
14.Stockholder’s Rights. The Participant shall have no rights as a stockholder of GrafTech with respect to any shares of Common Stock in respect of the DRSUs evidenced by this Agreement until the date of issuance to the Participant of a certificate or other evidence of ownership representing such shares of Common Stock in settlement thereof. For purposes of clarification, the Participant shall not have any voting or dividend rights with respect to the shares of Common Stock underlying the DRSUs prior to settlement.
15.Data Privacy. By participating in the Plan, the Participant consents to the collection, holding, processing and transfer of data relating to the Participant and, in particular, to the processing of any sensitive personal data by GrafTech for all purposes connected with the operation of the Plan, including, but not limited to: (a) holding and maintaining details of the Participant and his or her participation in the Plan; (b) transferring data relating to the Participant and his or her participation in the Plan to GrafTech’s registrars or brokers, the plan administrator or any other relevant professional advisers or service providers to GrafTech; (c) disclosing details of the Participant and his or her participation in the Plan to a bona fide prospective purchaser of GrafTech (or the prospective purchaser’s advisers), and (d) with respect to Participants employed in the European Economic Area, transferring data relating to the Participant and his or her participation in the Plan under (a) to (c) above to a person who is resident in a country or territory outside the European Economic Area that may not provide the same statutory protection for the data as countries within the European Economic Area.
16.Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof (including any applicable Deferral Election), contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan.

This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.
17.Clawback Policies. Notwithstanding anything in the Plan to the contrary, GrafTech will be entitled, to the extent permitted or required by applicable law, GrafTech policy and/or the requirements of an exchange on which the Common Stock is listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by GrafTech or any of its affiliates at any time to a Participant under the Plan and the Participant, by accepting this award of DRSUs pursuant to the Plan and this Agreement, agrees to comply with any GrafTech request or demand for such recoupment. In addition, subject to applicable law, a Participant’s rights, payments, gains and benefits with respect to the DRSUs shall be subject to, in the sole and good faith judgment of the Committee, reduction, cancellation, forfeiture or recoupment if the Participant engages in Detrimental Conduct (as defined below); provided, that any change to the terms of the DRSUs shall be effected in a way that causes the DRSUs to be excluded from the application of, or to comply with, Section 409A of the Code. For the purposes of this Agreement, “Detrimental Conduct” means activities which have been, are or would reasonably be expected to be detrimental to the interests of GrafTech, as determined in the sole and good faith judgment of the Committee. Such activities include, but are not limited to, gross neglect or willful and continuing refusal by the Participant to substantially perform his or her duties or responsibilities for or owed to the Company, unlawful conduct under securities, antitrust, tax or other laws, improper disclosure or use of Company confidential or proprietary information or trade secrets, competition with or improper taking of a corporate opportunity of any business of the Company, failure to cooperate in any investigation or legal proceeding regarding the Company, or misappropriation of Company property. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement or any ancillary document prevents the Participant from providing, without prior notice to GrafTech, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations (and for purpose of clarity the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act).
18.Policy Against Insider Trading. By accepting the DRSUs, the Participant acknowledges that the Participant is bound by all the terms and conditions of GrafTech’s insider trading policy as may be in effect from time to time.
19.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
20.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.
21.Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan and this Agreement shall be final and conclusive. The Participant acknowledges that there may be adverse tax consequences upon grant or vesting of the DRSUs or receipt or disposition of the underlying shares of Common Stock and that the Participant should consult a tax advisor prior to such grant, receipt, vesting or disposition.
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IN WITNESS WHEREOF, GrafTech has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his or her own behalf, thereby representing that the Participant has carefully read and understands this Agreement and the Plan as of the day and year first written above.

GrafTech International Ltd.

_____________________________
By:
Title:

_____________________________
[Participant’s name]